UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2023

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 3rd Street
San Francisco, California 94103‑3104
(Address, including zip code, of principal executive offices)
(415) 539‑3162
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On August 8, 2022, Unity Software Inc. (“Unity” or the “Company”) and the members of our board of directors were named as defendants in a putative stockholder class action lawsuit filed in the Court of Chancery of the State of Delaware (the “Court”) captioned Assad v. Botha, et al., C.A. No. 2022-0691-LWW (the “Complaint”, and such complainant, the “Plaintiff”).
The Complaint alleged that the disclosures made in the Company’s Form S-4 filed with the Securities Exchange Commission (the “SEC”) on July 9, 2022, as subsequently amended on August 26, 2022, September 2, 2022 and September 8, 2022, (the “Form S-4”) omitted certain allegedly material information in connection with the stockholder vote to approve a share issuance in connection with Unity’s acquisition of ironSource Ltd. Plaintiff sought, among other forms of relief, an injunction against the stockholder vote. While Unity does not believe that any supplemental disclosures were required or necessary under applicable laws, or that any such information was material, on August 26, 2022 and September 21, 2022, Unity issued supplemental disclosures in the S-4 and on a Form 8-K, respectively, solely to moot Plaintiff’s claims in the Action. The first supplemental disclosure in Unity’s amended Form S-4 filed August 26, 2022 disclosed the amount and conditions upon the fee to be paid by Unity to Goldman Sachs. The remaining supplemental disclosures were contained in the Form 8-K filed by Unity on September 21, 2022.
The Court subsequently entered an order dismissing the Action as moot and retaining jurisdiction solely for the purpose of adjudicating the anticipated application by Plaintiff for an award of attorneys’ fees and reimbursement of expenses. On March 15, 2023, Plaintiff filed an application with the Court seeking an award of attorneys’ fees and expenses in the amount of $850,000 (the “Fee Application”) in full satisfaction of the claim for attorneys’ fees and expenses in the Action. Unity disagrees and has opposed the Fee Application.
The Court has scheduled a hearing to consider the Fee Application on July 13, 2023 (the “Hearing”). This Form 8-K constitutes notice of the Hearing.
Any Unity stockholder who or which continues to own shares of Unity common stock as of the date of the Hearing, may object to the Fee Application. Objections must be in writing and filed with the Court electronically or by mail at the address set forth below no later than ten business days before the Hearing. Objections must also be served on counsel for Plaintiff, and Unity by hand, first class U.S. mail, or express service, at the addresses set forth below such that they are received on or before ten business days before the Hearing.
Register in Chancery
Delaware Court of Chancery
Leonard L. Williams Justice Center
500 North King Street
Wilmington, Delaware 19801
Plaintiff’s Counsel
Kimberly Evans
Block & Leviton LLP
3801 Kennett Pike, Suite C-305
Wilmington, Delaware 19807
Unity’s Counsel
Judson E. Lobdell
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105

Unity stockholders who own shares of Unity common stock as of the date of the Hearing may file a written objection without having to appear at the Hearing. Unless the Court orders otherwise, however, such persons may not appear at the Hearing to present their objections unless they first filed and served a written objection in accordance with the procedures described above. Persons who file and serve a timely written objection as described above and who wish to be heard orally at the Hearing in opposition to the approval of the Fee Application or Plaintiff’s application for an award of attorneys’ fees and expenses, must also file a notice of appearance with the Court and serve it on counsel for Plaintiff, and Defendants at the addresses set forth above so that it is received on or before ten business days before the Hearing. Persons who intend to object and desire to present evidence at the Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.
Stockholders are not required to hire an attorney to represent them in making written objections or in appearing at the Hearing. However, if a stockholder decides to hire an attorney, it will be at their own expense, and that attorney must file a notice of appearance with the Court and serve it on counsel for Plaintiff and for Unity at the addresses set forth above so that the notice is received on or before ten business days before the Hearing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: June 12, 2023	By:	/s/ Luis Visoso
Luis Visoso
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)